Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2014, with respect to the consolidated financial statements included in the Annual Report of StemCells, Inc. on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

San Francisco, California

April 4, 2014